UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 24, 2018

Curis, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 Maguire Road, Lexington, MA 02421

(Address of Principal Executive Offices) (Zip Code)

(617) 503-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b)

On September 24, 2018, Curis, Inc. (the “Company”) announced that Ali Fattaey, Ph.D., the president and chief executive officer of the Company is stepping down from the Company, effective immediately.

On September 26, 2018, Dr. Fattaey resigned as a member of the Board of Directors of the Company (the “Board”), effective immediately.

(c)

On September 24, 2018, the Company announced that James E. Dentzer was appointed the president and chief executive officer of the Company. Mr. Dentzer, age 51, has served as the Company’s chief financial officer, chief operating officer, secretary and treasurer since March 2018, and prior to that served as the Company’s chief financial officer, chief administrative officer, secretary and treasurer from March 2016 until March 2018. He will continue to serve as the Company’s secretary and treasurer. Mr. Dentzer previously served as chief financial officer of Dicerna Pharmaceuticals, Inc., an RNA interference-based biopharmaceutical company, from December 2013 to December 2015. Prior to that, he was the chief financial officer of Valeritas, Inc., a commercial-stage medical technology company, from March 2010 to December 2013. Prior to joining Valeritas, Inc., he was the chief financial officer of Amicus Therapeutics, Inc., a biotechnology company, from October 2006 to October 2009. In prior positions, he spent six years as corporate controller of Biogen and six years in various senior financial roles at E.I. du Pont de Nemours and Company in the U.S. and Asia. Mr. Dentzer holds a B.A. in philosophy from Boston College and an M.B.A. from the University of Chicago.

In connection with Mr. Dentzer’s appointment as president and chief executive officer of the Company, on September 24, 2018, the Company entered into a second amended and restated employment agreement with Mr. Dentzer, which agreement further amended his March 29, 2016 employment agreement, as amended on March 7, 2017 and March 21, 2018. Mr. Dentzer’s current base salary, which is subject to annual review by the Board and/or the Compensation Committee of the Board, was set at $495,000 per annum. The agreement also provides that on or about the date of the agreement, and subject to approval by the Board or the Board’s Compensation Committee (the “Compensation Committee”), he would be granted a non-qualified stock option to purchase 750,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of the shares on the date of grant (the “Option Award”). On September 26, 2018, the Compensation Committee granted the Option Award with an exercise price equal to $1.62 per share, which was the closing price of the Company’s Common Stock, as reported by the Nasdaq Stock Market, on the date of grant. The option will vest as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional 6.25% of the shares underlying the option on each successive three-month period thereafter, subject to Mr. Dentzer’s continued service with the Company. The agreement also provides for four weeks paid vacation and for reimbursement of specified expenses related to Mr. Dentzer’s estate planning and tax preparation up to an annual maximum of $10,000, for which an associated gross-up payment for applicable taxes is also provided. Under the agreement, Mr. Dentzer is entitled to participate in the Company’s medical and other benefits programs, and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the Board and/or Compensation Committee of the Board at a target bonus rate of 60% of his annual base salary. Mr. Dentzer is also entitled to receive severance benefits under the agreement in the event of his termination by the Company without cause (after 30 days’ notice by the Company) or by Mr. Dentzer for good reason (as defined in the agreement) comprised of (i) 12 months’ pay at his then-current base salary, (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed, and (iii)

COBRA premium benefits for up to 12 months. In the event of termination without cause (after 30 days’ notice) by the Company or for good reason within 12 months following a change in control of the Company, Mr. Dentzer is entitled to receive (i) an amount equal to twice the sum of (x) his base salary and (y) his target bonus for the year of termination, and (ii) a portion of the same year’s target bonus, pro-rated to reflect the portion of the year elapsed as well as (iii) COBRA premium benefits for up to 24 months. The agreement also provides for a limitation on payments under the agreement if limiting the payments would leave Mr. Dentzer in a better net position than bearing the tax penalties under Section 280G of the Internal Revenue Code, and specified indemnification provisions in connection with claims arising in his capacity as the Company’s executive officer, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company’s best interests.

The foregoing summary of Mr. Dentzer’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such employment agreement, a copy of which we intend to file as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

(d)

On September 26, 2018, the Board elected James E. Dentzer to serve as a class I director until the 2021 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified.

(e)

Reference is made to the disclosure in Item 5.02(c) above regarding the amended and restated employment agreement with Mr. Dentzer. The Company will treat Dr. Fattaey’s departure as a termination without cause for purposes of his employment agreement, the severance-related terms of which have previously been disclosed by the Company. Additionally, on September 26, 2018, the Compensation Committee of the Board approved a modification to Dr. Fattaey’s vested common stock options such that the exercise period for all such options shall be nine (9) months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: September 27, 2018	By:	/s/ James E. Dentzer
James E. Dentzer
President and Chief Executive Officer